Exhibit 5.1

January 31, 2024

Kyverna Therapeutics, Inc.

5980 Horton St., STE 550

Emeryville, CA 94608

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Kyverna Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-276523) of the Company (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to the proposed underwritten public offering (the “Offering”) of up to an aggregate of 12,788,000 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), which includes up to 1,668,000 shares of Common Stock that may be sold by the Company upon exercise of the option to purchase additional shares granted to the underwriters of the Offering (collectively, the “Shares”). The Shares are to be sold to the several underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Underwriting Agreement, the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws, as amended, each as currently in effect, and the originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

Kyverna Therapeutics, Inc.

January 31, 2024

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP